EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report on Form 10-K of Mizati Luxury Alloy Wheels, Inc. (the “Company”) for the year ended December 31, 2010 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: April 25, 2011	By:	/s/ Hazel Chu
	Name:	Hazel Chu
	Title:	President, Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mizati Luxury Alloy Wheels, Inc. will be retained by Mizati Luxury Alloy Wheels, Inc. and furnished to the U.S. Securities and Exchange Commission or its staff upon request.